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EXHIBIT 10.178

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CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into this 30th day of July, 2002 by and between Regency Capital, LLC ("RC"), whose principal place of business is located at 7500 East Arapahoe Road, Suite 380, Englewood, CO 80112 and USURF America Inc. ("UAX"), a Nevada corporation, whose principal place of business is 3333 S. Bannock, Suite 790, Englewood, Colorado 80110.

RECITALS

WHEREAS, RC is in the business of providing public relations and general business consulting services to privately held and publicly held corporations; and

WHEREAS, UAX is a public company trading on the American Stock Exchange, symbol ("UAX"), and wishes to retain the services of RC on a non-exclusive basis.

AGREEMENT

IN CONSIDERATION of the mutual promises made by RC and UAX and the terms and conditions hereafter set forth, the receipt and adequacy of such consideration being mutually acknowledged, RC and UAX therefore agree to the following:

1. Term

The initial term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue for three months. At the expiration date, this Agreement shall be renewed on a month-to-month basis, provided neither party hereto submits a written notice of termination within ten (10) days prior to the termination of either the initial term hereof or any renewal term.

II. Consulting Services

As a public relations company, which incorporates a variety of programs, techniques and tools at their client's request, RC will provide general assistance to UAX in the area of public relations, subject to RC's review and approval for compliance and disclosure purposes. Such services include:

A. Preparing and disseminating financial press releases to various news wire organizations; RC, including each of its affiliates, will not directly or indirectly buy or sell the securities of UAX at any time when it or they are privy to non-public information. RC agrees that it will not disseminate any printed matter relating to UAX, including, without limitation, press releases, without prior written approval of UAX’s legal counsel. RC agrees that it will comply with all applicable securities laws, in performing on behalf of UAX hereunder.

B. Disseminating relevant approved corporate information to the general public and brokerage houses;

C. Assisting UAX in the promotion of the Corporation's day to day company activities;

D. Acting non-exclusively as a liaison on behalf of the Corporation with the general public and equity brokers;

E. Any other public relations activities that the parties herein agree upon in writing; and

F. There will also be a bi-weekly oral or written report by RC to UAX to accurately communicate all progress.

It is further agreed that RC shall have no authority to bind UAX to any contract or obligation or to transact any business in UAX’s name or on behalf of UAX, in any manner.

III. Consideration

For services rendered by RC on behalf of UAX pursuant to the Agreement, UAX shall compensate RC as follows:

A. For each month during the initial term or any renewal term of this Agreement, UAX shall issue RC 100,000 shares of its fully paid and non-assessable common stock , in advance.

B. For each month during the initial term or any renewal term of this Agreement, UAX shall pay RC the sum of $5,000 USD (Five Thousand US Dollars) on the first day of the month for that month's services.

IV. Expenses

RC is an independent contractor responsible for its own expenses and taxes. Unless otherwise agreed to in writing, each party shall be responsible for its own costs with regard to the terms and conditions set forth in this Agreement.

V. Official Notices

All official communications or legal notices shall be given in writing, be registered or certified mail, addressed to the respective party at the postal address or other address(es) as each party may hereafter designate in writing, or when sent by facsimile transmission, charges prepaid. The present addresses of the parties are as follows:

Regency Capital

7500 E. Arapahoe Rd., Suite 380

Englewood, CO 80112

(303) 771-7300 (phone)

(303) 771-7310 (fax)

Attn: _________________

AND,

USURF America, Inc.

3333 S. Bannock, Suite 790

Englewood, CO 80110

(303) 808-6001 (phone)

(303) 660-6784 (fax)

Attn: Doug McKinnon

VI. Confidential Information

A. "Confidential Information" means any proprietary information, technical data or know-how disclosed to RC, either directly or indirectly in writing, orally, by drawing, or by inspection or other tangible items. Confidential information shall include, without limitation, any working model of any of UAX’s Quick-Cell(TM) wireless Internet access products, all business, product, research and financial plans or any and all other information UAX disclosed to or discussed with RC.

B. UAX and RC acknowledge that nothing contained in this Agreement will be construed as granting any rights, by license or otherwise, to either party.

C. RC agrees to be bound by all of the above terms contained in this Section concerning UAX's confidential and proprietary information that may be obtained in the course of this Agreement.

VII. Unauthorized Use

Both parties agree that any unauthorized use of any proprietary information whether accidental or otherwise shall be construed as intention and shall be considered a breach of this Agreement.

VIII. Termination of Agreement

This Agreement may be terminated forthwith upon either or both of the following events:

A. If, in UAX's sole opinion, RC has intentionally breached any of the terms or duties contained in the Agreement.

B. UAX fails to make any payment required to be made by it to RC.

Upon termination, each party shall, upon request, return all originals and copies of materials provided to the other party. RC agrees that any and all materials in any form whatsoever supplied to RC by UAX or any of its affiliates or contractors are the sole and exclusive property of UAX. These materials must be surrendered upon demand. Any unwarranted use, duplication or disclosure without prior written consent of UAX is strictly prohibited.

IX. Best Efforts Basis

RC agrees that it will at all times faithfully, to the best of its experience, ability and talents, perform all the duties that may be required of and from RC pursuant to the terms of the Agreement. RC does not guarantee that its efforts will have any impact on UAX's business or that any subsequent financial improvement will result from RC's efforts.

X. Governing Law; Arbitration

This Agreement shall be subject to all valid applicable laws, rules and regulations of the State of Colorado and of the United States. In the event that this Agreement, any of its provisions, or its outlined operations are found to be inconsistent with or contrary to any such laws, rules or regulations, the latter shall control. Furthermore, if commercially practicable, this Agreement shall be considered modified accordingly and shall continue in full force and effect as so modified.

A. Both parties reserve the right to meet within a reasonable time and discuss any necessary amendments or modifications should the modified Agreement not be commercially practicable in the opinion of either party's legal counsel.

B. In the event of arbitration, the laws of the State of Colorado shall control this Agreement.

In the event of a dispute between the parties arising out of this Agreement, both RC and UAX agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Denver, Colorado, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

XI. Entire Agreement

This Agreement shall constitute the entire Agreement between the parties unless modified by a written amendment signed by all of the parties or their successors in interest. There are no other agreements, undertakings, restrictions, representations or warranties among the parties other than those described and provided for in this Agreement and expressly signed the parties herein.

XII. Due Diligence

The parties herein agree to mutually cooperate with each other concerning any reasonable requests with respect to pursuing proper and necessary due diligence.

XIII. Parties' Representation

UAX represents to RC and RC represents to UAX that both UAX and RC represent that there is no existing or pending complaint or litigation between their respective companies and the SEC and NASD as of the date of this Agreement.

XIV. Independent Contractor

RC is not an Agent or Employee of UAX: RC's obligations under this Agreement shall consist solely of the services previously described. In no event shall RC be considered to act as an employee or agent of UAX or otherwise represent or bind UAX. For the purposes of this Agreement, RC is an independent contractor. All final decisions with respect to acts of UAX, whether or not made pursuant to or in reliance on information or advice furnished by RC in this Agreement, shall be those of UAX. RC's employees or agents shall under no circumstances be liable for any expense incurred or loss suffered by UAX as a consequence of such action or decisions.

XV. Attorney Fees

In the event that any court proceeding or dispute resolution procedure is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether on trial or on appeal) shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incidental to such legal action. The term "prevailing party" as defined in this Agreement shall mean the party in whose favor a final judgement or award on the merits is entered. The prevailing party may apply to the court or the person(s) or board in charge of the proceeding, for an award of costs, expenses and reasonable attorneys' fees.

XVI. Facsimile Counterparts

If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement. Further, this Agreement may be executed in counterparts.

AGREED TO this 30th day of July, 2002.

Regency Capital

/s/ SCOTT F. GELBARD

Scott F. Gelbard

USURF America, Inc.

/s/ DOUG MCKINNON

Doug McKinnon, CEO